                                                           Exhibit (a)(1)(DDDD)


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security Numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------
                       GIVE THE
                       SOCIAL
FOR THIS TYPE OF       SECURITY
ACCOUNT:               NUMBER OF:
--------------------------------------
1. Individual          The individual

2. Two or more         The actual owner of
   individuals (joint  the account or, if
   account)            combined funds, the
                       first individual on
                       the account(1)

3. Custodian account   The minor(2)
   of a minor
   (Uniform Gift to
   Minors Act)

4. (a) The usual       The
       revocable       grantor-trustee(1)
       savings trust
       account
       (grantor is
       also trustee)

  (b) So-called trust The actual owner(1) account that is not a legal or valid trust under State law

5. Sole
proprietorship         The owner(3)
--------------------------------------

--------------------------------------
                       GIVE THE
                       EMPLOYER
  FOR THIS TYPE OF     IDENTIFICATION
      ACCOUNT:         NUMBER OF:
--------------------------------------
 6. Sole               The owner(3)
    proprietorship

 7. A valid trust,     The legal entity(4)
    estate, or
    pension trust

 8. Corporate          The corporation

 9. Association,       The organization
    club, religious,
    charitable,
    educational, or
    other tax-exempt
    organization

10. Partnership        The partnership

11. A broker or        The broker or nominee
    registered
    nominee

12. Account with the   The public entity
    Department of
    Agriculture in
    the name of a
    public entity
    (such as a State
    or local
    government,
    school district,
    or prison) that
    receives
    agricultural
    program payments
--------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security Number, that person's Social Security Number must be furnished.

(2) Circle the minor's name and furnish the minor's Social Security Number.

(3) You must show your individual name, but you may also enter your business or 'doing business as' name. You may either use your Social Security Number or Employer Identification Number.

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.




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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you do not have a Taxpayer Identification Number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service or by calling
1 (800) TAX-FORM and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

  An organization exempt from tax under Section 501(a), any IRA, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of
  Section 401(f)(2).

  The United States or any of its agencies or instrumentalities.

  A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

  A foreign government or any of its political subdivisions, agencies or instrumentalities.

  An international organization or any of its agencies, or instrumentalities.

Payees that may be exempt from backup withholding include:

  A corporation.

  A financial institution.

  A dealer in securities or commodities required to register in the U.S., the District of Columbia, or a possession of the U.S.

  A real estate investment trust.

  A common trust fund operated by a bank under Section 584(a).

  A trust exempt from tax under Section 664 or described in Section 4947.

  An entity registered at all times during the tax year under the Investment Company Act of 1940.

  A foreign central bank of issue.

  A middleman known in the investment community as a nominee or custodian.

  A futures commission merchant registered with the Commodity Futures Trading Commission.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  Payments to nonresident aliens subject to withholding under Section 1441.

  Payments to partnerships not engaged in a trade or business in the U.S. and that have at least one nonresident alien partner.

  Payments of patronage dividends not paid in money.

  Payments made by certain foreign organizations.

  Section 404(k) distribution made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

  Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct Taxpayer Identification Number to the payer.

  Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

  Payments described in Section 6049(b)(5) to nonresident aliens.

  Payments on tax-free covenant bonds under Section 1451.

  Payments made by certain foreign organizations.

  Mortgage or student loan interest paid to you.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. CHECK THE BOX ON THE FACE OF THE FORM IN PART 2, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

Certain payments, other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, AND 6050N.

PRIVACY ACT NOTICE -- Section 6109 requires most recipients of dividend, interest, or other payments to give their correct Taxpayer Identification Numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold a certain percentage (currently 30%) of taxable interest, dividend, and certain other payments to a payee who does not furnish a Taxpayer Identification Number to a payer. Certain penalties may also apply.

PENALTIES

(1) Penalty For Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. Wilfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Numbers. If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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